EARNINGS CALL 3rd Quarter 2022 OCTOBER 21, 2022

Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the war between Russia and Ukraine; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company’s press release as of and for the quarter ended September 30, 2022. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. 2

3rd Quarter 2022 | Financial Highlights

Earnings & Profitability	Q3-22	Q2-22	Q3-21
Earnings per Share	$2.42	$2.39	$2.28
Net Income	$264.0	$260.2	$236.9
Net Revenue	$663.9	$620.0	$548.5
Pre Provision Net Revenue[1]	$358.1	$351.1	$314.7
Net Interest Margin	3.78%	3.54%	3.43%
Efficiency Ratio[1]	45.5%	42.8%	42.0%
ROAA	1.53%	1.62%	1.83%
ROTCE[1]	24.9%	25.6%	26.6%
Balance Sheet & Capital			
Total Loans	$52,201	$48,572	$34,802
Total Deposits	$55,589	$53,712	$45,283
CET1 Ratio	8.7%	9.0%	8.7%
TCE Ratio[1]	5.9%	6.1%	6.9%
Tangible Book Value per Share[1]	$37.16	$36.67	$34.67
Asset Quality			
Provision for Credit losses	$28.5	$27.5	$12.3
Net (Recoveries) Charge-Offs	$(1.9)	$1.4	$3.0
Net (Recoveries) Charge-Offs/Avg. Loans	(0.02)%	0.01%	0.04%
Total Loan ACL/Funded HFI Loans[3]	0.68%	0.68%	0.80%
NPAs[2]/Total Assets	0.15%	0.15%	0.17%

Dollars in millions, except EPS

Highlights

Net Income
$264.0 million

EPS
$2.42

PPNR[1]
Q3: $358.1 million
14% YoY

ROTCE[1]
24.9%

Loan Growth
Q3: $3.6 billion
45% YoY[4]

Deposit Growth
Q3: $1.9 billion
23% YoY

Tangible Book Value PER SHARE[1]
$37.16
7% YoY

NPAs[2]/ Total Assets
0.15%

Western Alliance Bancorporation®

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Nonperforming assets includes nonaccrual loans and repossessed assets.
3) Ratio includes an allowance for credit losses of $19 million as of September 30, 2022 related to a $10.8 billion pool of loans covered under 4 separate credit linked notes.
4) YoY loan growth excludes Early Buyout loans that were transferred from HFS to HFI during Q2-2022, with a balance of $1.8 billion at September 30, 2022.

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Quarterly Income Statement

	Q3-22		Q2-22	Q3-21
Interest Income	$739.4		$579.6	$442.8
Interest Expense	(137.3)		(54.6)	(32.4)
Net Interest Income	**$602.1**	1	**$525.0**	**$410.4**
Mortgage Banking Related Income	37.5		72.6	$123.2
Other	24.3		22.4	14.9
Non-Interest Income	**$61.8**	2	**$95.0**	**$138.1**
Net Revenue	**$663.9**		**$620.0**	**$548.5**
Salaries and Employee Benefits	(136.5)	3	(139.0)	(133.5)
Deposit Costs	(56.2)	4	(18.1)	(7.3)
Other	(113.1)		(111.8)	(93.0)
Non-Interest Expense	**$ (305.8)**		**$ (268.9)**	**$ (233.8)**
Pre-Provision Net Revenue[1]	**$358.1**		**$351.1**	**$314.7**
(Provision for) Credit Losses	(28.5)	5	(27.5)	(12.3)
Pre-Tax Income	**$329.6**		**$323.6**	**$302.4**
Income Tax	(65.6)		(63.4)	(65.5)
Net Income	**$264.0**		**$260.2**	**$236.9**
Dividends on Preferred Stock	(3.2)		(3.2)	-
Net Income Available to Common Stockholders	**$260.8**		**$257.0**	**$236.9**
Diluted Shares	**107.9**		**107.7**	**103.9**
Earnings Per Share	**$2.42**		**$2.39**	**$2.28**

Dollars in millions, except EPS

Q3 2022 Highlights

1 **Net Interest Income increased $77.1 million,** primarily from strong loan growth and expanding NIM

2 **Non-Interest Income decreased $33.2 million,** driven by the following:

- $22.4 million decrease in loan servicing revenue
- $12.7 million decrease in net gain on loan origination and sale activities

Mortgage Banking Metrics

- $11.7 billion mortgage loan production in Q3 (86% purchase / 14% refinance), down 13% compared to Q2 and 39% to Q3 2021
- $11.0 billion interest rate lock commitment volume in Q3, down 19% compared to Q2 and 43% to Q3 2021
- Gain on Sale margin[2] of 17 bps in Q3, compared to 13 bps in Q2
- $62.8 billion in servicing portfolio UPB

3 **Compensation costs include $4.1 million severance and other non-recurring compensation expenses** primarily related to AmeriHome operations

4 **Deposit costs increased $38.1 million,** primarily related to higher earnings credits resulting from an increase in deposit balances and rates

5 **Provision for Credit Losses of $28.5 million** primarily due to loan growth and emerging economic uncertainty

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Gain on Sale margin represents spread as of the interest rate lock commitment date.

Western Alliance Bancorporation®

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Total Investments and Yield Interest Bearing Deposits and Cost Loans and HFI Yield Deposits, Borrowings & Cost of Liability Funding Net Interest Drivers 5 • Loan yields increased 65 bps due to a higher rate environment • Yield on Loans Held for Sale increased 88 bps to 4.87% in Q3 • Investment yields increased 72 bps, primarily related to floating-rate CLOs • Cost of interest-bearing deposits increased 66 bps, and total cost of funds increased 50 bps to 0.88% due to higher costs on deposits and borrowings $24.2 $26.3 $28.6 $30.0 $30.7 $21.1 $21.3 $23.5 $23.7 $24.9 $2.1 $2.4 $1.7 $6.1 $7.2 0.28% 0.25% 0.27% 0.38% 0.88% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 $24.2 $26.3 $28.6 $30.0 $30.7 0.21% 0.20% 0.21% 0.37% 1.03% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 $7.7 $7.5 $8.3 $8.8 $8.6 2.46% 2.51% 2.77% 2.94% 3.66% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Non-Interest Bearing Deposits Total Borrowings Q3 2022 Highlights $34.8 $39.1 $41.1 $48.6 $52.2 $2.2 4.28% 4.03% 3.98% 4.19% 4.84% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Loans Loans, HFS $6.5 $5.6 Interest Bearing Deposits Interest Bearing Deposits Dollars in billions, unless otherwise indicated Total Investments $4.8 $2.8 Spot Rate 3.89% Spot Rate 5.43% Spot Rate 1.31% Spot Rate 1.12%

$31.5 $36.6 $39.6 $45.7 $50.2 $7.3 $9.2 $6.5 $4.3 $4.0 $7.7 $7.6 $7.7 $8.7 $8.7 $1.9 $1.3 $2.0 $1.6 $1.2 3.70% 3.57% 3.58% 3.91% 4.62% $48.4 $54.7 $55.8 $60.3 $64.1 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 $410.4 $450.6 $449.5 $525.0 $602.1 3.43% 3.33% 3.32% 3.54% 3.78% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Net Interest Income 6 • Net Interest Income increased $77.1 million, or 14.7%, over prior quarter primarily due to strong loan growth and the increasing rate environment • Average Earning Assets grew $3.8 billion, or 6.3%, over prior quarter • NIM increased 24 bps, driven by higher yields on interest earning assets Net Interest Income and Net Interest Margin Average Earning Assets & Average Yield Net Interest Income Net Interest Margin Q3 2022 Highlights Dollars in millions Dollars in billions Cash & Other Securities Loans Held for Sale Loans Average Yield 16% 2% 3% 14% 6% 78% 14% 7% 76% 15% 65% 4%

Net Interest Income in a Rising Rate Environment 7 • WAL expects a 6.0% increase in NII under a 100 bps rate shock on a static balance sheet • 53% of loans (ex-HFS) are contractually variable ($27.9 billion) • 70% of variable rate loans have rate floors • Due to larger relative balance sheet size, our substantial asset sensitivity is less pronounced on a growth balance sheet from previous quarters • Relative growth on larger loan base • NII base one-third higher year-to-date NII Sensitivity – Shock Scenario, +200 bps NII Sensitivity – Shock Scenario, +100 bps 6.0% >15% 12 months Static Balance Sheet Growth Balance Sheet 12.3% >25% 12 months Static Balance Sheet Growth Balance Sheet 1 1 1) For illustrative purposes only and not intended as guidance. Q3 2022 Highlights

Expenses and Efficiency1 8 • Efficiency ratio1 increased 270 bps to 45.5% compared to the prior quarter and 350 bps from the same period last year • Higher efficiency ratio1 was driven by an increase in deposit costs • Deposit costs increased $38.1 million, from the prior quarter primarily related to higher earnings credit rates • Earnings Credit-related deposit balances of $15.9 billion (~71% associated with non-interest bearing accounts) • Compensation costs include $4.1 million severance and other non-recurring compensation expenses primarily related to AmeriHome operations • Efficiency ratio adjusted to reclassify deposit costs as interest expense was 40.5% in Q3, compared to 41.1% in Q2 Dollars in millions Q3 2022 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures. $233.8 $237.8 $248.6 $268.9 $305.8 42.0% 41.8% 44.1% 42.8% 45.5% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Non-Interest Expenses and Efficiency Ratio Breakdown of Non-Interest Expenses Non-Interest Expenses Efficiency Ratio Other Operating Expenses Deposit Costs Salaries & Employee Benefits $93.0 $108.1 $101.0 $111.8 $113.1 $133.5 $120.6 $138.3 $139.0 $136.5 $7.3 $9.1 $9.3 $18.1 $56.2 $233.8 $237.8 $248.6 $268.9 $305.8 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22

Pre-Provision Net Revenue1, Net Income, and ROA 9 • PPNR1 increased $7.0 million from the prior quarter and $43.4 million, or 13.8%, from the same period last year • PPNR ROA1 decreased 11 bps from the prior quarter and 35 bps from the same period last year as balance sheet growth outpaced PPNR • ROA decreased 9 bps from the prior quarter and 30 bps from the same period last year PPNR, Net Income & ROA Dollars in millions $314.7 $323.3 $307.2 $351.1 $358.1 $236.9 $246.0 $240.1 $260.2 $264.0 2.43% 2.23% 2.10% 2.19% 2.08% 1.83% 1.69% 1.64% 1.62% 1.53% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 PPNR Net Income PPNR ROA ROA Q3 2022 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures.

Consolidated Balance Sheet

	Q3-22	Q2-22	Q3-21
Investments & Cash	$10,213	$10,688	$8,614
Loans, HFS	2,204	2,803	6,534
Loans HFI, net	52,201 [1]	48,572	34,802
Allowance for Loan Losses	(304)	(273)	(247)
Mortgage Servicing Rights	1,044	826	605
Goodwill and Intangibles	682	695	608
Other Assets	3,125	2,744	1,859
Total Assets	**$69,165**	**$66,055**	**$52,775**
Deposits	$55,589 [2]	$53,712	$45,283
Borrowings	7,208 [3]	6,101	2,068
Other Liabilities	1,347	1,283	910
Total Liabilities	**$64,144**	**$61,096**	**$48,261**
Shareholders' Equity	$5,021 [4]	$4,959	$4,514
Total Liabilities and Equity	**$69,165**	**$66,055**	**$52,775**
Tangible Book Value Per Common Share[1]	**$37.16** [5]	**$36.67**	**$34.67**

Dollars in millions, except per share data

Q3 2022 Highlights

1. **Loans increased $3.6 billion, or 29.6%** annualized, and $15.6 billion, or 44.8% over prior year[2]
2. **Deposits increased $1.9 billion, or 13.9%** annualized, and $10.3 billion, or 22.8% over prior year
3. **Borrowings increased $1.1 billion** over prior quarter primarily from an increase in short term borrowings
4. **Shareholders' Equity increased $62 million** as a function of net income and stock issuances under the ATM, offset by dividends and unrealized losses on AFS securities recorded in AOCI
5. **Tangible Book Value/Share[1] Increased $0.49,** over prior quarter and increased $2.49, or 7.2%, over prior year

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) YoY loan growth excludes EBO loans that were transferred from HFS to HFI during Q2-2022, with a balance of $1.8 billion at September 30, 2022.

Western Alliance Bancorporation®

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Five Quarter Loan Growth and Composition 11 $15.61 Billion Year-Over-Year Growth Quarter-over-quarter loan growth of $3.6 billion driven by (in millions): C&I $1,564 CRE, Non-OO 893 Residential & Consumer 782 Construction & Land 390 Total $3,629 Year-over-year loan growth of $15.61 billion driven by (in millions): Residential & Consumer $6,437 C&I 5,793 CRE, Non-OO 2,824 Construction & Land 678 Offset by decrease in: CRE, OO (148) Total $15,584 $16.5 $18.3 $17.9 $20.8 $22.3 $2.0 $1.9 $1.8 $1.8 $1.8 $5.9 $6.5 $6.8 $7.8 $8.7 $2.9 $3.0 $3.3 $3.2 $3.6 $7.5 $9.3 $11.3 $15.0 $15.8 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Residential & Consumer Construction & Land CRE, Non-Owner Occupied CRE, Owner Occupied Commercial & Industrial Dollars in billions, unless otherwise indicated Total Loans, HFI $34.8 $39.1 $41.1 $48.6 $52.2 Qtr. Change +$4.8 +$4.3 +$2.0 +$5.52 +$3.6 21.5% 8.5% 16.8% 5.7% 47.5% 42.8% 3.5% 16.6% 6.9% 30.2% 30.5% 6.7% 16.1% 3.8% 42.9% 1) Loan growth excludes EBO loans that were transferred from HFS to HFI during Q2-2022, with a balance of $1.8 billion at September 30, 2022. 2) Loan growth excludes $1.9 billion of EBO loans that were transferred from HFS to HFI during Q2-2022. Q3 2022 Highlights

$21.1 $21.4 $23.5 $23.7 $24.9 $5.0 $6.9 $8.3 $8.4 $8.4 $17.4 $17.3 $18.5 $19.0 $19.2 $1.8 $2.0 $1.8 $2.6 $3.1 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 CDs Savings and MMDA Interest Bearing DDA Non-Interest Bearing DDA Five Quarter Deposit Growth and Composition 12 $10.3 Billion Year-Over-Year Growth Quarter-over-quarter deposit growth of $1.9 billion driven by (in millions): Non-Interest Bearing DDA $1,205 CDs 533 Savings and MMDA 176 Offset by decrease in: Interest-Bearing DDA (37) Total $1,877 Year-over-year deposit growth of $10.3 billion driven by (in millions): Non-Interest Bearing DDA $3,868 Interest Bearing DDA 3,395 Savings and MMDA 1,762 CDs 1,281 Total $10,306 Dollars in billions, unless otherwise indicated Total Deposits $45.3 $47.6 $52.1 $53.7 $55.6 Qtr. Change +$3.4 +$2.3 +$4.5 +$1.6 +$1.9 4.0% 38.5% 11.0% 46.5% 44.8% 15.0% 34.6% 5.6% 4.8% 35.4% 15.6% 44.2% Q3 2022 Highlights

$364 $331 $350 $317 $312 1.05% 0.85% 0.85% 0.65% 0.60% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 $12 $12 $12 $12 $11 $78 $73 $91 $85 $90 $175 $216 $262 $249 $284 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Asset Quality 13 • Total Classified Assets of $385 million (56 bps to Total Assets) increased $39 million in Q3 • Non-Performing Loans + OREO of $101 million (15 bps to Total Assets) increased by $4 million in Q3 • Borrowers remain stable, liquid and supported • Special Mention loans of $312 million (60 bps to Funded Loans) decreased 5 bps as a percentage to Funded Loans • Over last 5+ years, less than 1% of Special Mention loans have migrated to loss Special Mention Loans Dollars in millions Classified Assets Special Mention Loans Asset Quality Ratios OREO Non-Performing Loans Classified Accruing Assets $265 $301 $365 $346 SM / Funded Loans 0.50% 0.54% 0.60% 0.52% 0.56% 0.17% 0.15% 0.17% 0.15% 0.15% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Classified Assets / Total Assets Non-Performing Loans + OREO / Total Assets Q3 2022 Highlights $385

$3.3 $3.9 $2.6 $2.4 $2.1 ($0.3) ($2.5) ($2.4) ($1.0) ($4.0) $247 $252 $258 $273 $304 $32 $37 $43 $54 $52 $5 $5 $3 $3 $4 Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 Credit Losses and ACL Ratios 14 • Provision expense of $28.5 million, driven by loan growth and changes in economic environment • Total Loan ACL / Funded Loans remained at 0.68% in Q3 as a result of continued loan growth • Total Loan ACL / Funded Loans less loans covered by credit linked notes is 0.86% • Net Recoveries of $(1.9) million, (2) bps, compared to net charge offs of $1.4 million, 1 bp, in Q2 • 24% of loan portfolio is now credit protected, consisting of government guaranteed, CLN protected and cash secured assets • 21% of portfolio covered by meaningful first loss protection from credit linked note issuances4 Dollars in millions Allowance for Credit Losses Gross Charge-offs and Recoveries Loan ACL Adequacy Ratios2 Total Loan ACL / Non-Performing Loans Total Loan ACL / Funded Loans3 Allowance for Loan & Lease Losses Unfunded Loan Commits.1 HTM Securities Gross Charge Offs Recoveries Q3 2022 Highlights 1) Included as a component of other liabilities on the balance sheet. 2) Total Loan ACL includes allowance for unfunded commitments. 3) Ratio includes an allowance for credit losses of $19 million as of September 30, 2022 related to a $10.8 billion pool of loans covered under 4 separate credit linked notes. 4) As of September 30, 2022, CLNs cover a substantial portion of Equity Fund Resources ($2.2 billion), Residential ($7.9 billion) and Warehouse Lending ($754 million) loans outstanding. Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 0.80% 0.74% 0.73% 0.68% 0.68% 358% 397% 331% 385% 396% 0.35% 0.85% 1.35% 1.85% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22

Business Transformation

Deliberate business transformation emphasizes underwriting specialization and diversification strategy, which sustains superior asset quality

Loan Portfolio: 2010

Characteristics

- Community banking focused
- Nevada concentrated
- Local business C&I and HNW developers

Composition


Other
4%
C&D
10%
Other C&I
20%
Residential
11%
Warehouse
Lending
1%
Hotel
2%
$4.2 Bn
CRE,
Owner
Occupied
28%
CRE, Non-Owner
Occupied
24%

Geography


NV
40.4%
CA
21.9%
AZ
17.0%
Other
20.7%

Loan Portfolio: Q3 2022

- National, specialized commercial bank
- Regional footprint
- Specialized C&I and institutional sponsor-backed developers


Municipal
& Nonprofit
3%
Tech &
Innovation
4%
C&D
7%
Other C&I
16%
Equity Fund
Resources
10%
$52.2 Bn
CRE, Owner
Occupied
3%
CRE, Non-
Owner
Occupied
10%
Residential
30%
Warehouse
Lending
11%
Hotel
Franchise
Finance
7%
24% of
Loans
Credit
Protected


CA
36.8%
AZ
7.9%
NV
5.1%
Other
50.2%

Highlights

- Deliberate, decade-long business transformation strategy
  - **Nearly 70% of GFC losses from Q4-09 – Q4-12 came from categories comprising 44% of portfolio at Q4-09, which today makes up <6% of loans**
    - Losses concentrated in Nevada and consumer lending during GFC
  - **Since year-end 2013, cumulative NCOs of $27mm vs total ACL of $356mm today**
    - No quarterly NCO >$8.2mm (13bps)
- Diverse mix of regionally-focused commercial banking divisions and nationally-oriented, specialized businesses
  - National reach and deep segment expertise enables selective relationships with strong counterparties, leading profitability and superior company risk management
  - Nevada loan concentration reduction: 40% to 5%
  - National lending diversification: 21% to 50%
  - CRE loan concentration reduction: 54% to 20%
- **55% of loans in low-to-no-loss categories today**

Western Alliance Bancorporation®

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Demonstrated Conservative Credit Culture 16 • A decade of business transformation has resulted in consistent relative outperformance in asset quality and credit metrics • Asset quality remained strong during height of the pandemic • Improvement / stabilization in non- accruals reflects timely identification and resolution of problem loans before realizing losses • Credit mitigation expertise is critical with a weaker macro backdrop Highlights Net Charge-Offs / Average Loans -0.02% 0.02% 0.06% 0.02% 0.06% 0.01% 0.02% -0.06% -0.07% 0.14% 0.02% 0.06% 0.18% 0.16%0.16% 0.17% 0.21% 0.10% 0.11% 0.23% MRQ202120202019201820172016201520142013 Non-Accrual Loans / Loans Note: Peer medians compare 33 publicly traded banks headquartered in the U.S. with total assets between $25B and $150B, excluding target banks of pending acquisitions, as of June 30, 2022. MRQ is Q3-22 for WAL and Q2-22 for WAL Peers Source: S&P Global Market Intelligence Classified Loans / Loans 0.69%0.74%0.82% 0.70% 1.18% 1.14%1.14% 1.50% 1.87% 2.99% 1.46%1.45% 1.81% 1.40%1.32% 1.64% 2.08%2.18% 2.04%2.11% MRQ202120202019201820172016201520142013 0.17%0.19% 0.43% 0.27% 0.16% 0.29%0.31% 0.44% 0.81% 1.11% 0.24% 0.33% 0.55% 0.40% 0.44% 0.55% 0.67% 0.71% 0.55% 0.77% MRQ202120202019201820172016201520142013

Consistently Strong Earnings Trajectory

WAL's excess, risk-adjusted earnings growth normalized for historical volatility

Net Income Growth			
Bank	10-Year Excess Risk-Adj. NI Growth	Bank	10-Year Excess Risk-Adj. NI Growth
WAL	1.32	Peer 17	0.43
Peer 1	0.90	Peer 18	0.40
Peer 2	0.89	Peer 19	0.32
Peer 3	0.79	Peer 20	0.32
Peer 4	0.75	Peer 21	0.31
Peer 5	0.66	Peer 22	0.27
Peer 6	0.66	Peer 23	0.26
Peer 7	0.64	Peer 24	0.26
Peer 8	0.63	Peer 25	0.26
Peer 9	0.63	Peer 26	0.26
Peer 10	0.57	Peer 27	0.24
Peer 11	0.52	Peer 28	0.22
Peer 12	0.51	Peer 29	0.21
Peer 13	0.50	Peer 30	0.16
Peer 14	0.49	Peer 31	0.13
Peer 15	0.46	Peer 32	0.08
Peer 16	0.44	Peer 33	0.06

Highlights

Profitability Leadership Maintained via Business Diversification

- WAL's risk-adjusted net income growth has significantly outperformed peers since 2013
- Strong earnings growth has been accompanied by lower-than-peer earnings volatility
  - WAL is No. 4 in excess earnings growth and No. 10 in low volatility
- Closest competitors scored 0.89-0.90 with peer median 3x lower

Bank	10-Year Excess Risk-Adj. NI Growth
WAL	1.32
Top-5 - Peer Median	0.79
Top Third - Peer Median	0.66
Top Two-Thirds - Peer Median	0.51
Peer Median	0.43

Western Alliance Bancorporation®

Note: Peer averages compare 33 publicly traded banks headquartered in the U.S. with total assets between $25B and $150B, excluding target banks of pending acquisitions, as of June 30, 2022. 1H22 results annualized for full year comparisons. Risk-free rate is the average daily 10-year Treasury rate.

Source: S&P Global Market Intelligence

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Capital Accumulation 18 Regulatory Capital Levels • Continue to exceed “well-capitalized” levels • CET1 at 8.7% Tangible Common Equity / Tangible Assets1 • TCE / TA decreased (20) bps from the prior quarter to 5.9% due to asset growth and AOCI loss impact Capital Actions • Issued $50 million of common stock (approximately 643,000 shares) under the ATM program Robust Common Capital Levels Regulatory Capital 8.7% 9.1% 9.0% 9.0% 8.7% 6.9% 7.3% 6.7% 6.1% 5.9% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22 CET1 Ratio TCE/TA1 Q3 2022 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures Total RBC RatioTier 1 RatioLeverage Ratio 7.9% 7.8% 8.0% 7.6% 7.5% 9.6% 9.9% 9.8% 9.7% 9.3% 12.6% 12.3% 12.0% 11.9% 11.4% Q3-21 Q4-21 Q1-22 Q2-22 Q3-22

372% 417% 102% 131% 2013 2014 2015 2016 2017 2018 2019 2020 2021 MRQ 19 Tangible Book Value per Share1 • TBVPS increased $0.49 to $37.16 from prior quarter • Increased 7.2% year-over-year • Increased 1.3% quarter-over-quarter, non-annualized • 19.4% CAGR since year end 2013 • TBVPS has increased more than 3.5x that of peers • Quarterly common stock cash dividend of $0.36 per share Long-Term Growth in TBV per Share1 1) Refer to slide 2 for further discussion of Non-GAAP financial measures 2) MRQ is Q3-22 for WAL and Q2-22 for WAL Peers Note: Peers consist of 33 major exchange traded US banks with total assets between $25B and $150B as of June 30, 2022, excluding target banks of pending acquisitions; S&P Global Market Intelligence. WAL WAL with Dividends Added Back Peer Avg Peer Avg with Dividends Added Back 2 Tangible Book Value Growth Q3 2022 Highlights

Management Outlook Balance Sheet Growth Capital and Liquidity Net Interest Income Net Interest Margin Pre-Provision Net Revenue 20

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